Bonds.com Group, Inc. 10-K

Exhibit 10.21

Amendment and Forbearance Agreement

Reference is hereby made to the Grid Promissory Note, dated as of January 29, 2008, issued by the Bonds.com Group, Inc. (the “Borrower”) to the John Barry, III (the “Lender”) in the initial principal amount of up to $250,000, as amended (collectively, the “Grid Note”).  The Lender hereby agrees that: (a) Lender shall not require any payment of principal or interest or other amounts under the Grid Note except as and to the extent permitted pursuant to the terms of Section 4(j) of the Unit Purchase Agreement, dated as of the date hereof, by and among the Borrower and UBS Americas Inc. (a copy of which Lender acknowledges he has received and reviewed); (b) the Grid Note shall be deemed amended in all respects necessary to provide for and contemplate the foregoing; and (c) no default or event of default shall be deemed to have occurred as a result of the Borrower’s compliance with Section 4(j) of such agreement.

Executed as of January 11, 2010 by the undersigned.

/s/ John Barry, III
JOHN BARRY, III